Exhibit 23.1

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Emerge Energy Services LP
Southlake, Texas

We hereby consent to the incorporation by reference into the Registration Statement on Form S-1 of Emerge Energy Services LP of our reports dated February 29, 2016, relating to the consolidated financial statements, and the effectiveness of Emerge Energy Services LP’s internal control over financial reporting, which are incorporated by reference in the Registration Statement.

/s/ BDO USA, LLP

Dallas, Texas
November 17, 2016